UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2011

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2011, Whirlpool Corporation (the “Company”) entered into an Amended and Restated Long-Term Credit Agreement (the “Facility”), by and among the Company, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent and Fronting Agent, The Royal Bank of Scotland PLC as Syndication Agent, BNP Paribas and Citibank, N.A. as Documentation Agents, and J.P. Morgan Securities LLC and RBS Securities Inc. as Joint Lead Arrangers and Joint Bookrunners. The Facility amends, restates and extends the borrowers’ existing five-year credit facility, scheduled to mature on August 13, 2012.

The Facility increases the existing $1.35 billion facility to an aggregate amount of $1.725 billion, with an option to increase the total amount to $2 billion by exercise of an accordion feature. The Facility has a maturity date of June 28, 2016. The Facility includes a letter of credit sublimit of $200 million and a swing line sublimit of $100 million. The Facility decreases the interest and fee rates payable with respect to the Facility based on the Company’s current debt rating as follows: (1) the spread over LIBOR is 1.625%; (2) the spread over prime is 0.625%; (3) the utilization fee has been eliminated; and (4) the unused commitment fee is 0.25%, as of the date hereof.

The Facility contains customary covenants and warranties including, among other things, a rolling twelve month maximum Leverage Ratio (as defined in the Facility) limited to 3.25 to 1.0 for each fiscal quarter and a rolling twelve month Interest Coverage Ratio (as defined in the Facility) required to be greater than or equal to 3.0 to 1.0 for each fiscal quarter. In addition, the covenants limit the Company’s ability to (or to permit any subsidiaries to), subject to various exceptions and limitations: (i) merge with other companies; (ii) create liens on its property; (iii) incur debt or off-balance sheet obligations at the subsidiary level; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) enter into agreements restricting the payment of subsidiary dividends or restricting the making of loans or repayment of debt by subsidiaries to the Company or other subsidiaries; and (vi) enter into agreements restricting the creation of liens on its assets.

The Company has paid lenders under the Facility an up-front fee which varies by commitment size and averages 0.29% of the commitments or approximately $5 million. Many of the lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Whirlpool Corporation and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The description of the Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Facility provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Long-Term Credit Agreement, dated June 28, 2011, by and among the Registrant, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent and Fronting Agent, The Royal Bank of Scotland PLC as Syndication Agent, BNP Paribas and Citibank, N.A. as Documentation Agents, and J.P. Morgan Securities LLC and RBS Securities Inc. as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: July 1, 2011	By:	/s/ ROBERT J. LAFOREST
	Name:	Robert J. LaForest
	Title:	Corporate Secretary